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                                                                    EXHIBIT 99.2


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Oriental Financial Group Inc.

In our opinion, the consolidated statement of financial condition as of June 30, 2001 and the related consolidated statements of income, of changes in stockholders' equity, of comprehensive income, and of cash flows for each of the two years in the period ended June 30, 2001 present fairly, in all material respects, the financial position, results of operations and cash flows of Oriental Financial Group Inc. and its subsidiaries (the "Group") at June 30, 2001 and for each of the two years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Group's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the accompanying consolidated financial statements, in fiscal year 2001, the Group adopted the Statement of Financial Accounting Standards No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," as amended, which effect was accounted for as a cumulative effect of a change in accounting principle.


/s/ PRICEWATERHOUSECOOPERS LLP
San Juan, Puerto Rico
August 17, 2001